Exhibit 21.1

NAME                                     JURISDICTION OF             PERCENTAGE
                                          INCORPORATION               OWNERSHIP
--------------------------------------------------------------------------------
Tengtu United Electronics                   China                        100%
Development, Co. Ltd.
(Joint Venture)

TIC Beijing Electronics Co., Ltd.           China                        100%

Edsoft Platforms (Canada) Ltd.              British Columbia, Canada     100%

Edsoft Platforms (H.K.) Ltd.                Hong Kong                   60.2%

ebiztengtu.com, Inc.                        Delaware                     100%